EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2018 RESULTS

•	Total contract drilling revenues were $790 million, compared with $664 million in the first quarter of 2018;
•	Revenue efficiency(1) was 97.4 percent, compared with 91.5 percent in the prior quarter;
•	Operating and maintenance expense was $431 million, compared with $424 million in the prior period;
•

Net loss attributable to controlling interest was $1.135 billion, $2.46 per diluted share, compared with net loss attributable to controlling interest of $210 million, $0.48 per diluted share, in the first quarter of 2018;

•

Adjusted net loss was $18 million, $0.04 per diluted share,  excluding $1.117 billion of net unfavorable items. This compares with adjusted net loss of $210 million, $0.48 per diluted share, in the prior quarter;

•

During the second quarter, the company acquired a  33% interest in the newbuild, harsh environment semisubmersible Transocean Norge (formerly the West Rigel) through a joint venture with Hayfin Capital Management LLP (“Hayfin”); and

•	Contract backlog was $11.7 billion as of the July 2018 Fleet Status Report.

STEINHAUSEN, Switzerland—July 30, 2018—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $1.135 billion, $2.46 per diluted share, for the three months ended June 30, 2018.

Second quarter 2018 results included net unfavorable items of $1.117 billion, or $2.42 per diluted share, as follows:

•	$548 million, $1.18 per diluted share, loss on impairment of three floaters previously announced for retirement;
•	$463 million, $1.00 per diluted share, associated with a goodwill impairment charge;
•	$91 million, $0.20 per diluted share, in discrete tax expense;
•	$11 million, $0.03 per diluted share, in restructuring charges;
•	$3 million, $0.01 per diluted share, loss on impairment of the deepwater floater asset group; and
•	$1 million loss related to the early retirement of debt, offset by gain on disposal of assets.

After consideration of these net unfavorable items, second quarter 2018 adjusted net loss was $18 million, or $0.04 per diluted share.

Contract drilling revenues for the three months ended June 30, 2018,  sequentially increased $126 million to $790 million.  The increase was primarily due to a full quarter’s contribution from the four, CAT-D harsh environment semisubmersibles acquired from Songa in January 2018 and the newbuild ultra-deepwater drillship, Deepwater Poseidon, that commenced operations in February 2018. The second quarter was also favorably impacted by higher revenue efficiency and utilization on the company’s ultra-deepwater fleet.

Contract drilling revenues included customer early termination fees of $37 million on the Discoverer Clear Leader,  a decrease of $1 million from the prior quarter.  The second quarter also included a non-cash revenue reduction of $30 million from contract intangible amortization associated with the Songa acquisition.

Operating and maintenance expense was $431 million, compared with $424 million in the prior quarter. The second quarter included a full quarter’s activity from both the Songa rigs and the newbuild drillship,  Deepwater Poseidon.

General and administrative expense was $52 million, compared with  $47 million in the first quarter of 2018.  The second quarter was impacted by un-forecasted charges, including $7 million related to the early retirement of certain personnel.

Depreciation expense was $211 million, up from $202 million in the first quarter of 2018. The increase was primarily due to the acquisition of Songa.

Interest expense, net of amounts capitalized, was $148 million, compared with $147 million in the prior quarter. Capitalized interest sequentially decreased $6 million to $7 million primarily due to the commencement of operations of the Deepwater Poseidon. Interest income was $13 million, compared with $12 million in the prior quarter.

The Effective Tax Rate(2) was (8.0) percent, up from (42.2) percent in the prior quarter.  The increase was primarily due to impairment losses in jurisdictions with no tax benefit. Also, the second quarter of 2018 included estimated transition taxes associated with the U.S. tax reform (“2017 Tax Act”). This estimate was partly offset by changes in the utilization of U.S. foreign tax credits.  The Effective Tax Rate excluding discrete items(3) was 22.0 percent, compared with (42.8) percent in the previous quarter.

Cash flows from operating activities were $3 million, compared with $103 million in the prior quarter. The decrease was largely associated with increased interest payments, as well as income tax payments partly related to the aforementioned transition taxes.

Second quarter 2018 capital expenditures were  $39 million, compared with $53 million in the previous quarter.  Additionally, during the second quarter, the company acquired a 33% interest in the newbuild, harsh environment semisubmersible Transocean Norge through a joint venture with Hayfin, with an initial investment of $91 million.

“Operationally, we delivered another solid quarter, with an Adjusted Normalized EBITDA margin of 40% on Adjusted Normalized Revenue of $783 million, representing a 21% sequential increase,” said President and Chief Executive Officer, Jeremy Thigpen. “This performance was driven by strong revenue efficiency, exceeding 97 percent, and increased activity, as the second quarter marked the first full quarter of operations for all five of our newest ultra-deepwater drillships, as well as the four recently acquired CAT-D harsh environment semisubmersibles from Songa.”

“During the quarter, we continued to high-grade our fleet, acquiring a 33% interest in the newbuild, harsh environment semisubmersible Transocean Norge, while retiring four, less competitive floaters.”

“We  also further strengthened our balance sheet and extended our liquidity runway by negotiating a new $1 billion revolving credit facility extending into 2023, refinancing debt associated with the Songa acquisition, and executing on a secured facility for the Deepwater Pontus.”

Thigpen concluded: “Our industry-leading floater fleet, consistently strong operating performance, solid liquidity position, and enviable backlog, which includes several new contracts approximating $400 million, positions us well at a time when our optimism about the market’s recovery is growing.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Normalized EBITDA, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 43 mobile offshore drilling units consisting of 24 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and five midwater floaters. In addition, the company is constructing two ultra-deepwater drillships and one harsh environment semisubmersible that the company has one-third interest.  We  also continue to operate one high-specification jackup that was under a  drilling contract when we sold the rig, and we will continue to operate this jackup until completion or novation of the drilling contract.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Tuesday,  July 31, 2018, to discuss the results. To participate, dial +1 334-323-0522 and refer to conference code 3966625 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on July 31, 2018. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 3966625 and PIN 7706. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release, the success of our business following the acquisition of Songa Offshore SE (“Songa”), the ability to successfully integrate the Transocean and Songa businesses and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2017, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(3)

Effective Tax Rate, excluding discrete items, is defined as income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Contract drilling revenues (1)	$790	$705	$1,454	$1,443
Other revenues	—	46	—	93
	790	751	1,454	1,536
Costs and expenses
Operating and maintenance	431	331	855	678
Depreciation	211	219	413	451
General and administrative	52	35	99	74
	694	585	1,367	1,203
Loss on impairment	(1,014)	(113)	(1,014)	(113)
Gain (loss) on disposal of assets, net	1	(1,595)	6	(1,593)
Operating loss	(917)	(1,542)	(921)	(1,373)

Other income (expense), net
Interest income	13	7	25	13
Interest expense, net of amounts capitalized	(148)	(129)	(295)	(256)
Loss on retirement of debt	(2)	(48)	(2)	(48)
Other, net	—	(4)	(10)	3
	(137)	(174)	(282)	(288)
Loss before income tax expense (benefit)	(1,054)	(1,716)	(1,203)	(1,661)
Income tax expense (benefit)	85	(37)	148	(77)

Net loss	(1,139)	(1,679)	(1,351)	(1,584)
Net income (loss) attributable to noncontrolling interest	(4)	11	(6)	15
Net loss attributable to controlling interest	$(1,135)	$(1,690)	$(1,345)	$(1,599)

Loss per share
Basic	$(2.46)	$(4.32)	$(2.99)	$(4.09)
Diluted	$(2.46)	$(4.32)	$(2.99)	$(4.09)

Weighted-average shares outstanding
Basic	462	391	450	391
Diluted	462	391	450	391

___________________________________

(1)

Contract drilling revenues, in the three and six months ended June 30, 2018, includes revenues of (a) $37 million and $75 million, respectively, resulting from contract early terminations and cancellations, (b) $25 million  and $51 million, respectively, from customer reimbursements and (c) a reduction of $30 million and $49 million, respectively, resulting from the amortization of contract intangible assets.

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2018	2017

Assets
Cash and cash equivalents	$2,506	$2,519
Short-term investments	—	450
Accounts receivable, net of allowance for doubtful accounts of less than $1 at June 30, 2018 and December 31, 2017	619	596
Materials and supplies, net of allowance for obsolescence of $145 and $141 at June 30, 2018 and December 31, 2017, respectively	414	418
Restricted cash accounts and investments	490	466
Other current assets	188	157
Total current assets	4,217	4,606

Property and equipment	24,236	22,693
Less accumulated depreciation	(5,278)	(5,291)
Property and equipment, net	18,958	17,402
Contract intangible assets	583	—
Deferred income taxes, net	44	47
Other assets	444	355
Total assets	$24,246	$22,410

Liabilities and equity
Accounts payable	$163	$201
Accrued income taxes	76	79
Debt due within one year	1,816	250
Other current liabilities	771	839
Total current liabilities	2,826	1,369

Long-term debt	7,814	7,146
Deferred income taxes, net	72	44
Other long-term liabilities	1,172	1,082
Total long-term liabilities	9,058	8,272

Commitments and contingencies
Redeemable noncontrolling interest	—	58

Shares, CHF 0.10 par value, 490,568,452 authorized, 143,771,173 conditionally authorized, 462,864,563 issued and 461,862,248 outstanding at June 30, 2018, and 417,060,033 authorized, 143,783,041 conditionally authorized, 394,801,990 issued and 391,237,308 outstanding at December 31, 2017	44	37
Additional paid-in capital	12,022	11,031
Retained earnings	584	1,929
Accumulated other comprehensive loss	(291)	(290)
Total controlling interest shareholders’ equity	12,359	12,707
Noncontrolling interest	3	4
Total equity	12,362	12,711
Total liabilities and equity	$24,246	$22,410

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(1,351)	$(1,584)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	49	—
Depreciation	413	451
Share-based compensation expense	28	21
Loss on impairment	1,014	113
(Gain) loss on disposal of assets, net	(6)	1,593
Loss on retirement of debt	2	48
Deferred income tax expense (benefit)	46	(39)
Other, net	5	18
Changes in deferred revenues, net	(72)	(104)
Changes in deferred costs, net	7	28
Changes in other operating assets and liabilities, net	(29)	(1)
Net cash provided by operating activities	106	544

Cash flows from investing activities
Capital expenditures	(92)	(258)
Proceeds from disposal of assets, net	23	329
Unrestricted and restricted cash acquired in business combination	131	—
Investment in unconsolidated affiliates	(106)	—
Deposits into short-term investments	(50)	—
Proceeds from maturities of short-term investments	500	—
Other, net	—	(15)
Net cash provided by investing activities	406	56

Cash flows from financing activities
Proceeds from issuance of debt, net of issue costs	—	403
Repayments of debt	(388)	(1,533)
Proceeds from investments restricted for financing activities	26	50
Payments to terminate derivative instruments	(92)	—
Other, net	(26)	(3)
Net cash used in financing activities	(480)	(1,083)

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	32	(483)
Unrestricted and restricted cash and cash equivalents at beginning of period	2,975	3,433
Unrestricted and restricted cash and cash equivalents at end of period	$3,007	$2,950

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Contract Drilling Revenues (1) (in millions)	2018	2018	2017	2018	2017
Contract drilling revenues
Ultra-deepwater floaters	$470	$378	$497	$848	$1,002
Harsh environment floaters	252	204	104	456	226
Deepwater floaters	35	35	36	70	71
Midwater floaters	18	20	18	38	31
High-specification jackups	15	27	50	42	113
Total contract drilling revenues	790	664	705	1,454	1,443

Other revenues
Customer early termination fees	—	—	40	—	77
Customer reimbursement revenues and other	—	—	6	—	16
Total other revenues	—	—	46	—	93
Total revenues	$790	$664	$751	$1,454	$1,536

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Average Daily Revenue (2)	2018	2018	2017	2018	2017
Ultra-deepwater floaters	$377,600	$381,600	$482,200	$379,300	$500,500
Harsh environment floaters	304,600	279,100	262,200	292,700	269,900
Deepwater floaters	189,800	193,400	199,000	191,600	195,500
Midwater floaters	99,100	111,500	100,300	105,300	96,700
High-specification jackups	150,600	150,000	142,800	150,200	141,900
Total drilling fleet	$308,300	287,600	$329,900	$298,600	$333,800

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Utilization (3)	2018	2018	2017	2018	2017
Ultra-deepwater floaters	47%	35%	38%	41%	37%
Harsh environment floaters	81%	84%	62%	82%	66%
Deepwater floaters	100%	100%	67%	100%	67%
Midwater floaters	35%	38%	33%	36%	30%
High-specification jackups	95%	97%	54%	96%	52%
Total drilling fleet	57%	52%	44%	55%	44%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue Efficiency (4)	2018	2018	2017	2018	2017
Ultra-deepwater floaters	99.7%	88.3%	97.1%	94.4%	97.5%
Harsh environment floaters	94.5%	95.2%	98.4%	94.8%	97.6%
Deepwater floaters	92.3%	93.0%	95.6%	92.7%	94.1%
Midwater floaters	99.1%	96.6%	98.8%	97.8%	95.4%
High-specification jackups	99.7%	99.4%	98.7%	99.5%	101.6%
Total drilling fleet	97.4%	91.5%	97.4%	94.7%	97.6%

(1) Contract drilling revenues, in the three and six months ended June 30, 2018, includes revenues of (a) $37 million and $75 million, respectively, resulting from contract early terminations and cancellations, (b) $25 million and $51 million, respectively, from customer reimbursements and (c) a reduction of $30 million and

$49 million, respectively, resulting from the amortization of contract intangible assets.

(2) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(4) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD
	06/30/18	06/30/18	03/31/18
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,345)	$(1,135)	$(210)
Acquisition and restructuring costs	18	11	7
Loss on impairment of goodwill and other assets	1,014	1,014	—
Gain on disposal of assets, net	(7)	(1)	(6)
Loss on retirement of debt	2	2	—
Discrete tax items and other, net	90	91	(1)
Net loss, as adjusted	$(228)	$(18)	$(210)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(2.99)	$(2.46)	$(0.48)
Acquisition and restructuring costs	0.05	0.03	0.02
Loss on impairment of goodwill and other assets	2.26	2.19	—
Gain on disposal of assets, net	(0.02)	—	(0.02)
Loss on retirement of debt	—	—	—
Discrete tax items and other, net	0.20	0.20	—
Diluted loss per share, as adjusted	$(0.50)	$(0.04)	$(0.48)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/17	12/31/17	09/30/17	09/30/17	06/30/17	06/30/17	03/31/17
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(3,127)	$(111)	$(3,016)	$(1,417)	$(1,599)	$(1,690)	$91
Litigation matters	(8)	(1)	(7)	—	(7)	1	(8)
Acquisition and restructuring costs	6	1	5	3	2	2	—
Loss on impairment of assets	1,497	(2)	1,499	1,386	113	113	—
(Gain) loss on disposal of assets, net	1,590	(6)	1,596	1	1,595	1,597	(2)
Loss on retirement of debt	55	6	49	1	48	48	—
Discrete tax items and other, net	(37)	20	(57)	90	(147)	(70)	(77)
Net income (loss), as adjusted	$(24)	$(93)	$69	$64	$5	$1	$4

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(8.00)	$(0.28)	$(7.72)	$(3.62)	$(4.09)	$(4.32)	$0.23
Litigation matters	(0.02)	—	(0.02)	—	(0.02)	—	(0.02)
Acquisition and restructuring costs	0.01	—	0.01	0.01	—	—	—
Loss on impairment of assets	3.84	—	3.84	3.54	0.29	0.29	—
(Gain) loss on disposal of assets, net	4.07	(0.01)	4.08	—	4.08	4.08	—
Loss on retirement of debt	0.14	0.01	0.12	—	0.12	0.12	—
Discrete tax items and other, net	(0.10)	0.04	(0.13)	0.23	(0.37)	(0.17)	(0.20)
Diluted earnings (loss) per share, as adjusted	$(0.06)	$(0.24)	$0.18	$0.16	$0.01	$—	$0.01

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD
	06/30/18	06/30/18	03/31/18

Contract drilling revenues	$1,454	$790	$664
Drilling contract termination fees	(75)	(37)	(38)
Contract intangible amortization	49	30	19
Adjusted Normalized Revenues	$1,428	$783	$645

Net loss	$(1,351)	$(1,139)	$(212)
Interest expense, net of interest income	270	135	135
Income tax expense	148	85	63
Depreciation expense	413	211	202
Contract intangible amortization	49	30	19
EBITDA	(471)	(678)	207

Litigation matters	—	—	—
Restructuring charges	—	—	—
Acquisition and restructuring costs	18	11	7
Loss on impairment of goodwill and other assets	1,014	1,014	—
Gain loss on disposal of assets, net	(7)	(1)	(6)
Loss on retirement of debt	2	2	—
Adjusted EBITDA	556	348	208

Drilling contract termination fees	(75)	(37)	(38)
Adjusted Normalized EBITDA	$481	$311	$170

EBITDA margin	(32)%	(86)%	31%
Adjusted EBITDA margin	38%	44%	31%
Adjusted Normalized EBITDA margin	34%	40%	26%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/17	12/31/17	09/30/17	09/30/17	06/30/17	06/30/17	03/31/17

Operating revenues	$2,973	$629	$2,344	$808	$1,536	$751	$785
Drilling contract termination fees	(201)	(25)	(176)	(99)	(77)	(40)	(37)
Adjusted Normalized Revenues	$2,772	$604	$2,168	$709	$1,459	$711	$748

Net income (loss)	$(3,097)	$(102)	$(2,995)	$(1,411)	$(1,584)	$(1,679)	$95
Interest expense, net of interest income	448	114	334	91	243	122	121
Income tax expense (benefit)	94	(9)	103	180	(77)	(37)	(40)
Depreciation expense	832	184	648	197	451	219	232
EBITDA	(1,723)	187	(1,910)	(943)	(967)	(1,375)	408

Litigation matters	(8)	(2)	(6)	—	(6)	2	(8)
Acquisition and restructuring costs	7	1	6	4	2	2	—
Loss on impairment of assets	1,498	—	1,498	1,385	113	113	—
(Gain) loss on disposal of assets, net	1,590	(6)	1,596	1	1,595	1,597	(2)
Loss on retirement of debt	55	6	49	1	48	48	—
Adjusted EBITDA	1,419	186	1,233	448	785	387	398

Drilling contract termination fees	(201)	(25)	(176)	(99)	(77)	(40)	(37)
Adjusted Normalized EBITDA	$1,218	$161	$1,057	$349	$708	$347	$361

EBITDA margin	(58)%	30%	(81)%	(117)%	(63)%	(183)%	52%
Adjusted EBITDA margin	48%	30%	53%	55%	51%	52%	51%
Adjusted Normalized EBITDA margin	44%	27%	49%	49%	49%	49%	48%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Income (loss) before income taxes	$(1,054)	$(149)	$(1,716)	$(1,203)	$(1,661)
Litigation matters	—	—	2	—	(6)
Acquisition and restructuring costs	11	7	2	18	2
Loss on impairment of goodwill and other assets	1,014	—	113	1,014	113
(Gain) loss on disposal of assets, net	(1)	(6)	1,597	(7)	1,595
Loss on retirement of debt	2	—	48	2	48
Adjusted income (loss) before income taxes	$(28)	$(148)	$46	$(176)	$91

Income tax expense (benefit)	$85	$63	$(37)	$148	$(77)
Litigation matters	—	—	1	—	1
Acquisition and restructuring costs	—	—	—	—	—
Loss on impairment of goodwill and other assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Changes in estimates (1)	(91)	1	70	(90)	147
Adjusted income tax expense (benefit) (2)	$(6)	$64	$34	$58	$71

Effective Tax Rate (3)	(8.0)%	(42.2)%	2.2%	(12.3)%	4.7%

Effective Tax Rate, excluding discrete items (4)	22.0%	(42.8)%	74.0%	(32.5)%	78.0%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended June 30, 2018 includes $18 million of additional tax benefit reflecting the catch-up effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.